UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Approval of 2015 Annual Incentive Program

On March 26, 2015, the Compensation Committee of the Board of Directors of Superior Energy Services, Inc. (the “Company”) approved its 2015 annual incentive bonus program. For 2015, annual bonuses to the executive team will be based on both quantitative and qualitative measures, weighted as follows: 75% of the total payout will be based on the achievement of an EBITDA target and 25% of the total payout will be based on the Compensation Committee’s assessment of the executive team’s achievement of certain qualitative objectives. The overall incentive payout will range from 0% to 200% of each executive’s target bonus opportunity based on these factors. As noted below, each executive’s target bonus opportunity (as a percentage of salary) has been reduced by 37.5% as compared to his 2014 target opportunity.

The quantitative portion of the bonus provides for minimum, target and maximum payout levels, as a percentage of salary, based upon the achievement of 87%, 100% and 113% of the EBITDA target. If the financial performance occurs at a level in between these factors, a sliding scale is used to determine the appropriate payout factor.

With respect to the qualitative portion, the Compensation Committee has approved executive team objectives relating to the following: reducing overhead costs in the Company, increasing working capital and international revenue growth, and improving the culture and compliance of the Company. The Committee will evaluate the executive team’s achievements with respect to these objectives, and payout levels will be determined based on below target, at target and above target achievements.

Depending on the Company’s performance relative to the applicable measures, the total bonus payout levels for 2015, which vary depending on the executive’s position, stated as a percentage of the officer’s annual salary, are as follows:

Position	Minimum	Target	Maximum

CEO	37.5%	75%	150%
CFO	25%	50%	100%
Sr. EVPs	21.875 - 23.4375%	43.75 - 46.875%	87.5 - 93.75%
EVPs	21.875%	43.75%	87.5%

Following the Committee’s assessment of the level of achievement of the quantitative and qualitative measures discussed above, the Committee will determine the total bonus payout earned by each officer under these metrics. Such total payout can be reduced, but not increased, by a maximum of 15% based on the Company’s overall safety performance assessed against metrics contained in a scorecard approved by the Committee.

All executive bonuses are approved by the Compensation Committee prior to payout. The Compensation Committee retains the discretion to adjust any bonus amounts determined under the formulas described above in order to ensure that they are appropriate in light of the particular officer’s performance and the Company’s overall performance, including discretionary adjustments based on non-financial performance related metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and
Chief Financial Officer

Dated: April 1, 2015